Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement of EUROEV Holdings Limited on Form F-4 of our report dated July 30, 2026 with respect to our audits of the financial statements of Hudson Acquisition I Corp as of the years ended December 31, 2024, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
July 30, 2026	Certified Public Accountants
PCAOB ID: 1171